Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Safeguard Scientifics, Inc.:
We consent to the use of our reports, with respect to the consolidated financial statements and to the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-8.

/s/ KPMG LLP Philadelphia, PA July 28, 2011